Barzily&Co.
Certified Public Accountants
ברזלי ושות', רואי חשבון

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-275470) of AppYea, Inc. of our report dated April 1, 2024 relating to the consolidated financial statements, which appears in this Form 10-K.

Barzily & Co.
Certified Public Accountants (Isr)

Jerusalem, Israel

April 1, 2024

Member of msi Global Alliance Independent Legal & Accounting Firms

Jerusalem: Har Hotzvim, 19 Hartom st. 97775 Tel. 0732366200. Fax. 972-2-6231340 | ירושלים: הר חוצבים, רח' הרטום 19. 97775 טל. 073-2365200 פקס. 02-6231340
Tel-Aviv: Migdal Shalom, 9 Ahad Ha'am st. 65251 Tel. 972-3-5176383. Fax. 972-3-5176392 | תל אביב: מגדל שלום, רח' אחד העם 9. 65251 טל. 03-5176383 פקס. 03-5176392

www.barzily.co.il